                            NEUMAN & DRENNEN, LLC
                             Temple-Bowron House
                              1507 Pine Street
                           Boulder, Colorado 80302
                          Telephone: (303) 449-2100
                          Facsimile: (303) 449-1045


                               August 25, 1999

American Educational Products, Inc.
6550 Gunpark Drive, Suite 200
Boulder, Colorado 80301

     Re:  S.E.C. Registration Statement on Form S-3
          -----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to American Educational Products, Inc. (the "Company") in connection with a Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 75,757 shares of the Company's $.05 par value common stock (the "Common Stock") for resale by certain Selling Securityholders. In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of 100,000,000 shares of Common Stock having a par value of $.05 each and $50,000,000 shares of Preferred Stock having a par value of $.01 each.

     3. The 75,757 shares of Common Stock being registered for resale and offered by the Selling Securityholders are lawfully and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                              Sincerely,



                              Clifford L. Neuman
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